Exhibit 99.1

EVERCORE PARTNERS REPORTS RECORD RESULTS FOR THE

QUARTER ENDED JUNE 30, 2007 AND INCREASES QUARTERLY

DIVIDEND TO $0.12 PER SHARE

Highlights

•	Net revenues of $65.9 million and adjusted pro forma net income of $15.5 million for the three month period ended June 30, 2007

•

U.S. GAAP net loss of $44.2 million resulting in part from an equity-based compensation charge of $126.0 million associated with the vesting of 6.0 million shares and units that occurred as a result of the May equity offering

•	Robust advisory pipeline

•	Announced 3 New Senior Managing Directors for Advisory and 1 New Senior Managing Director for Investment Management

NEW YORK, August 7, 2007 – Evercore Partners Inc. (NYSE: EVR) today announced that for the three months ended June 30, 2007, Evercore’s net revenues were $65.9 million and its net loss was $44.2 million or $4.68 per share, compared to net revenues of $43.5 million and net income of $24.7 million for the same period in 2006. Net revenues increased 74.4% to $155.4 million for the six months ended June 30, 2007 from $89.1 million for the six months ended June 30, 2006. Evercore reported a net loss of $40.0 million, or $4.98 per share, for the six months ended June 30, 2007 compared to net income of $50.6 million for the six months ended June 30, 2006.

Evercore’s reported results reflect the previously disclosed non-cash equity-based compensation expense of $126.0 million associated with the vesting of employee equity awards due to the successful completion of Evercore’s equity offering in May 2007. Through this $117.4 million offering, Evercore raised $44.2 million of new capital.

For the three months ended June 30, 2007, Evercore’s adjusted pro forma net income was $15.5 million or $0.47 per share, compared to adjusted pro forma net income of $7.8 million or $0.24 per share for the same period in 2006. Adjusted pro forma net income increased 107.1% to $32.5 million, or $0.99 per share, for the six months ended June 30, 2007, compared to $15.7 million, or $0.49 per share, for the six months ended June 30, 2006.

During the six month period, Evercore announced three new Senior Managing Directors for its Advisory Business and one new Senior Managing Director for the Investment Management business. The Company expects to announce four additional Senior Managing Director hires in the second half of 2007, all in Europe. Evercore also announced the promotion of Brian Roberts to Senior Managing Director in its Advisory business. The associated direct compensation and recruiting costs for the six months ended June 30, 2007 were $4.2 million ($2.5 million after tax) and $1.0 million ($0.6 million after tax), respectively. In addition, in order to accommodate Evercore’s growth the Company incurred incremental facilities costs of approximately $2.1 million ($1.3 million after tax) during the second quarter 2007 in connection with the expansion and consolidation of its facilities in New York City. These costs are expected to recur during the third quarter.

The following table (1) provides an overview of the Company’s results:

	Six Months Ended June 30,
	(dollars in thousands, except per share data)
	(unaudited)
	U.S. GAAP			Adjusted Pro Forma
	2006	2007	%	2006	2007	%
	Predecessor	Successor	Change	Predecessor	Successor	Change
Net Revenues:
Advisory	$72,570	$140,792	94.0%	$78,405	$140,792	79.6%
Investment Management	$16,246	$12,317	(24.2%)	$12,664	$12,317	(2.7%)
Other - Net	$300	$2,299	666.3%	$619	$2,299	271.4%

Net Revenues	$89,116	$155,408	74.4%	$91,688	$155,408	69.5%

Pre-Tax Income (Loss)	$52,484	$(79,550)	N/A	$28,143	$54,264	92.8%
Pre-Tax Margin	58.9%	(51.2%)		30.7%	34.9%

Net Income	$50,601	$(39,953)	N/A	$15,676	$32,472	107.1%
EPS	N/A	$(4.98)	N/A	$0.49	$0.99	102.0%

	Three Months Ended June 30,
	(dollars in thousands, except per share data)
	(unaudited)
	U.S. GAAP			Adjusted Pro Forma
	2006	2007	%	2006	2007	%
	Predecessor	Successor	Change	Predecessor	Successor	Change
Net Revenues:
Advisory	$40,173	$56,846	41.5%	$43,719	$56,846	30.0%
Investment Management	$3,138	$7,848	150.1%	$3,883	$7,848	102.1%
Other - Net	$179	$1,218	580.4%	$335	$1,218	263.6%

Net Revenues	$43,490	$65,912	51.6%	$47,937	$65,912	37.5%

Pre-Tax Income (Loss)	$25,564	$(103,646)	N/A	$14,030	$25,913	84.7%
Pre-Tax Margin	58.8%	N/A		29.3%	39.3%

Net Income	$24,653	$(44,174)	N/A	$7,814	$15,506	98.5%
EPS	N/A	$(4.68)	N/A	$0.24	$0.47	95.8%

(1)

See “Basis of Alternative Financial Statement Presentations” on page 10 and Annex I for a detailed discussion of the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an Adjusted Pro Forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advised, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Business Overview

“We achieved record results during the period,” said Roger Altman, Co-Chairman and Co-Chief Executive Officer, Evercore. “All facets of our Advisory business are performing well and we had our most successful recruiting period at the partner level, adding a series of proven producers to cover key industries around the world, including energy, health care and consumer. We continue to believe the long-term fundamentals underlying our business are sound.”

“Our Investment Management business had a successful first half of the year,” said Austin M. Beutner, President and Co-Chief Executive Officer, Evercore. “We experienced strong underlying performance in our private equity portfolio and we continue to see attractive realization and investment opportunities. Both of our public securities businesses, EAM and PCB, are doing well and continue to attract new investors. They are both on track to achieve breakeven later this year and make a positive earnings contribution in 2008.”

Revenues

Advisory

The increase in adjusted pro forma Advisory net revenues for the six months ended June 30, 2007 as compared to the same period in 2006 was primarily attributable to a larger number of revenue generating clients and a larger average size of success fees. In addition, Evercore continued to benefit from strong revenue growth from its European operations.

Transactions completed in the second quarter 2007 on which Evercore advised included:

•	Smiths Group PLC on the sale of its Aerospace division to General Electric

•	Realogy on its leveraged buy-out by Apollo Management

•	Novelis on its sale to Hindalco

•	Aquila on the sale of its Electric Operations assets to Mid-Kansas Electric Co.

•	The Copley Press on its sale of nine publications to GateHouse Media

Among the transactions announced in the second quarter 2007 on which Evercore is advising are:

•	First Data Corp. on its sale to Kohlberg Kravis Roberts

•	Apax Partners and OMERS Capital Partners on their acquisition of Thomson Learning Inc.

•	Alliance Data Systems on its sale to The Blackstone Group

•	International Securities Exchange on its sale to Eurex

The Restructuring group continues to perform well having recently been involved in a number of noteworthy mandates, including Northwest Airlines and Tower Automotive.

According to Thomson Financial, for the first six months of 2007, Evercore ranked 12th among all financial institutions in U.S. announced deals. Among boutiques, Evercore was the number one ranked firm as measured in U.S. announced transactions and completed transactions. Evercore continues to advise on deals in increasingly diverse industries, including the automotive, media, education, financial services, metals and mining, and energy sectors.

Investment Management

The historical Combined Statements of Income for the period prior to the August 10, 2006 initial public offering (IPO) included the results of the general partners of the private equity funds Evercore currently manages. Following the IPO, the Company does not consolidate the results of the general partners of the private equity funds as they were not contributed as part of the formation transaction. However, through its equity interest in the general partner of Evercore Capital Partners II (ECP II) and the Discovery Fund, Evercore recognizes as revenue 8% to 9% of any carried interest from these funds plus the pro rata share of realized and unrealized gains and losses associated with capital invested.

Evercore expects it will be entitled to 100% of any management fees and portfolio company fees earned in relation to any future private equity funds it manages. The Company also expects to consolidate the general partners of any future private equity funds it manages. Accordingly, it expects to record as revenue 100% of any carried interest and realized or unrealized gains (or losses) on investments earned by these entities. However, the Company expects to allocate to its Senior Managing Directors and other employees, through the direct interests these individuals will hold, a significant percentage of any such carried interest. In addition, these individuals will be entitled to any such gains (or losses) on investment based on the amount of the general partners’ capital they contribute in respect of any such future fund. Unlike Evercore Capital Partners I, where the Company made no direct investment or ECP II where the Company’s direct investment is less than 2% of total capital committed, the Company intends to make significant capital commitments to any future private equity fund it manages.

Evercore’s Investment Management Revenues were comprised of the following:

	Six Months Ended June 30,
	(dollars in thousands)
	(unaudited)
	U.S. GAAP			Adjusted Pro Forma
	2006	2007	%	2006	2007	%
	Predecessor	Successor	Change	Predecessor	Successor	Change
Private Equity:
Management and Portfolio Company Fees	$11,673	$7,114	(39.1%)	$12,003	$7,114	(40.7%)
Realized and Unrealized Gains/Losses (Includes Carried Interest)	$4,942	$3,922	(20.6%)	$—	$3,922	N/A

	$16,615	$11,036	(33.6%)	$12,003	$11,036	(8.1%)

Public Securities:
Management Fee	$—	$1,495	N/A	$1,030	$1,495	45.1%
Realized and Unrealized Gains/Losses (Includes Seed Capital)	$(369)	$(214)	42.0%	$(369)	$(214)	42.0%

	$(369)	$1,281	N/A	$661	$1,281	93.8%

Investment Management Revenue	$16,246	$12,317	(24.2%)	$12,664	$12,317	(2.7%)

	Three Months Ended June 30,
	(dollars in thousands)
	(unaudited)
	U. S. GAAP			Adjusted Pro Forma
	2006	2007	%	2006	2007	%
	Predecessor	Successor	Change	Predecessor	Successor	Change
Private Equity:
Management and Portfolio Company Fees	$3,681	$3,500	(4.9%)	$3,846	$3,500	(9.0%)
Realized and Unrealized Gains/Losses (Includes Carried Interest)	$(174)	$3,971	N/A	$—	$3,971	N/A

	$3,507	$7,471	113.0%	$3,846	$7,471	94.3%

Public Securities:
Management Fee	$—	$757	N/A	$406	$757	86.0%
Realized and Unrealized Gains/Losses (Includes Seed Capital)	$(369)	$(380)	(3.0%)	$(369)	$(380)	(3.0%)

	$(369)	$377	202.2%	$37	$377	918.9%

Investment Management Revenue	$3,138	$7,848	150.1%	$3,883	$7,848	102.1%

Six Months ended June 30, 2007

On an adjusted pro forma basis, Investment Management revenues decreased 2.7% in the six months ended June 30, 2007 when compared with the same period in 2006. This was driven by a decline in private equity revenue partially offset by an increase in Evercore’s public securities revenue.

•

Private equity adjusted pro forma revenue decreased from $12.0 million in the first half of 2006 to $11.0 million in the first half of 2007. The overall decline is due to the non- recurrence of portfolio company fees associated with investment activity in the first half of 2006, which was partially offset by increases in the carrying value of two portfolio companies due to positive fundamentals.

•

Public securities adjusted pro forma revenue increased from $0.7 million to $1.3 million for the six months ended June 30, 2007 versus the same period last year. This increase is attributable to strong growth in assets under management in the U.S. under Evercore Asset Management or EAM and in Mexico under Protego Casa de Bolsa or PCB, partially offset by investment losses on Evercore’s capital in EAM’s recently seeded U.S. fund.

Three Months ended June 30, 2007

On an adjusted pro forma basis, Investment Management revenues increased 102.1% from $3.9 million in the three month period ended June 30, 2006 to $7.8 million for the three month period ended June 30, 2007. The increase is primarily driven by strong investment performance in the private equity business.

•

Private equity adjusted pro forma revenue increased from $3.8 million in the second quarter 2006 to $7.5 million in the second quarter 2007 due to increases in the carrying value of two portfolio companies based on strong underlying fundamental performance.

•

Public securities revenue increased from $0.04 million in the three months ended June 30, 2006 to $0.4 million in the three months ended June 30, 2007 due to increases in fees earned on increased assets under management partially offset by investment losses on Evercore’s capital in EAM’s recently seeded U.S. fund.

As of June 30, 2007, the carrying value of Evercore’s direct investments in its private equity funds totaled $13.5 million. No additional investments were made during the three or six month periods in 2007.

As of June 30, 2007 assets under management in Evercore’s public securities business in the U.S. and Mexico (EAM and PCB) increased to $505 million and $422 million, respectively.

Expenses

Operating Expenses

Evercore’s operating expenses for the six months and three months ended June 30, 2007 and 2006 were as follows:

	Six Months Ended June 30,
	(dollars in thousands)
	(unaudited)
	U.S. GAAP			Adjusted Pro Forma
	2006	2007	%	2006	2007	%
	Predecessor	Successor	Change	Predecessor	Successor	Change
Compensation Expenses	$16,852	$198,799	N/A	$44,612	$72,891	63.4%
% of Net Revenue	18.9%	127.9%		48.7%	46.9%
Non-compensation Expenses	$19,780	$36,159	82.8%	$18,933	$28,253	49.2%
% of Net Revenue	22.2%	23.3%		20.6%	18.2%

	Three Months Ended June 30,
	(dollars in thousands)
	(unaudited)
	U.S. GAAP			Adjusted Pro Forma
	2006	2007	%	2006	2007	%
	Predecessor	Successor	Change	Predecessor	Successor	Change
Compensation Expenses	$8,093	$151,176	N/A	$23,695	$25,268	6.6%
% of Net Revenue	18.6%	229.4%		49.4%	38.3%
Non-compensation Expenses	$9,833	$18,382	86.9%	$10,212	$14,731	44.3%
% of Net Revenue	22.6%	27.9%		21.3%	22.3%

Compensation and Benefits

Because Evercore operated as a series of limited liability companies prior to its IPO, payments for services rendered by Evercore’s Senior Managing Directors generally were accounted for as distributions of members’ capital, rather than compensation expenses. As a result, Evercore’s pre-IPO compensation and benefits expenses do not reflect a large portion of payments for services rendered by Evercore’s Senior Managing Directors and do not fairly reflect the operating costs Evercore incurs as a public company. As a corporation, Evercore includes all payments for services rendered by its Senior Managing Directors in compensation and benefit expenses.

Evercore’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. Accordingly, the amount of compensation expense recognized in any particular quarter may not be indicative of compensation expense in a future period.

Evercore’s adjusted pro forma compensation and benefit expense for the six months and three months ended June 30, 2007 was $72.9 million and $25.3 million, respectively.

The Company has targeted total employee compensation and benefits awarded to employees (excluding for these purposes certain compensation and benefits awards associated with new business initiatives or vesting of partnership units and equity based awards that vested in conjunction with the May 2007 follow-on-offering) at a level not to exceed 50% of revenue (excluding for these purposes any revenue associated with carried interest and reimbursable expenses). The Company retains the ability to exceed its compensation and benefits award target, change the target or change how the target is calculated at any time.

The Company changed its annual compensation program during the second quarter of 2007 to include stock based compensation awards as a component of the annual bonus awards for Senior Managing Directors and other employees. These equity awards will be subject to annual vesting requirements over a four year period beginning at the date of grant which is expected to occur in early 2008. The effect of this program will be that approximately 25% of Evercore’s annual bonus amounts will be awarded in equity. The Co-CEO’s intend to receive 50% of their annual incentive bonus awards in equity.

This program builds on the practice begun in 2006 of awarding a portion of non-partners annual bonus in the form of equity. This further aligns our employees’ interest with those of our stockholders and the inclusion of the equity compensation is in line with the practice of our peers. Pursuant to our previously adopted policies under SFAS 123 (R), the expense associated with these awards will be recognized over the service period for such awards.

Increasing the number of high caliber Senior Managing Directors is critical to the Company’s growth efforts. Typically, Evercore hires new Senior Managing Directors in the middle of a calendar year, but the new hires do not begin to generate significant revenue until the following calendar year. The Company expects new Senior Managing Directors to be accretive to earnings by the second calendar year after joining the firm. Evercore has announced the hiring or promotion of five new Senior Managing Directors in the first half of 2007 and expects to announce four additional Senior Managing Director hires in the second half of 2007, all in Europe. Evercore’s new Senior Managing Directors are:

Brian Roberts (promotion)	Advisory – US	Technology
Francois Maisonrouge	Advisory – US	Health Care
Stephen Schaible	Advisory – US	Energy
Mark Vander Ploeg	Advisory – US	Consumer
James Matthews	Investment Management –US

As a result of its recruiting program, the Company expects to record significant compensation expenses associated with new Senior Managing Director hires that could cause Evercore to exceed its compensation and benefits expense target in 2007. The Company expects such increased expenses, to the extent incurred, to have a material and adverse impact on its near-term margins and profitability. The incremental compensation expense recognized relating to the newly recruited Senior Managing Directors who began employment during the six months ended June 30, 2007 was $4.2 million. Had this expense not been incurred Evercore’s adjusted pro forma compensation ratio (compensation expense to net revenue) of 46.9% would have been 44.2% for the six month period.

As a result of Evercore’s May 2007 follow-on offering, 4,853,165 unvested partnership units vested and 1,013,754 Restricted Stock Units vested and 90,606 shares of Restricted Stock vested. Based on this vesting, Evercore recorded a non-cash equity-based compensation charge of $126.0 million.

As of June 30, 2007, Evercore’s total headcount was 268 employees, compared with 130 as of June 30, 2006. Three of Evercore’s Advisory Senior Managing Director hires have joined or are joining the firm after June 30, 2007 and therefore are not reflected in the table below.

	As of June 30,
	2006	2007 U.S.	2007 Evercore Mexico	2007 Evercore Europe	2007 Total
Headcount:
Senior Managing Directors:
Advisory	13	14	6	2	22
Investment Management	7	8	1	1	10
Corporate	2	3	—	—	3
Other Employees:
Other Professionals and Support Staff	108	132	92	9	233

Total	130	157	99	12	268

Non-Compensation Expenses

Adjusted pro forma non-compensation expense was $28.3 million for the six months ended June 30, 2007, an increase of 49.2% compared to $18.9 million for the six months ended June 30, 2006. For the three months ended June 30, 2007, adjusted pro forma non-compensation expense was $14.7 million, an increase of 44.3% compared to $10.2 million for the corresponding period in 2006. The period-over-period increase was attributable to the following factors: additional facility expenses associated with the Company’s expanded space in New York and transition costs related to the move into that space, incremental costs associated with Sarbanes-Oxley compliance, regulatory reporting and other costs incurred as a public company, and recruitment fees associated with the hiring of additional Senior Managing Directors. Additionally, a portion of the non-compensation expense increase is associated with expenses incurred by Evercore Europe in the first half of 2007.

Income Taxes

Prior to the IPO, Evercore was not subject to federal income taxes, but was subject to New York City unincorporated business tax and New York City general corporation taxes. As a result of the IPO, the operating business entities of Evercore were restructured and a portion of Evercore’s income is subject to U.S. federal income taxes. For the six months ended June 30, 2007 Evercore’s effective tax rate was approximately 40% reflecting Evercore’s income subject to U.S. federal, foreign, state and local taxes. The adjusted pro forma effective tax rate was approximately 43% for the same period in 2006. The decrease in the effective tax rate principally reflects the benefit of a higher proportion of Evercore’s income earned in foreign jurisdictions which is not subject to state and local taxes, coupled with favorable state tax law changes.

Dividend

The Board of Directors of Evercore declared a quarterly dividend of $0.12 per share to be paid on September 14, 2007 to common stockholders of record on August 31, 2007.

Basis of Alternative Financial Statement Presentations

The Predecessor Company results represent the results of the combined entities known as Evercore Holdings prior to the IPO. The Successor Company results represent the consolidated results of Evercore Partners Inc. and its subsidiaries subsequent to the Company’s IPO on August 10, 2006. Both the Predecessor and Successor Company results have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Adjusted pro forma results are provided principally to give additional information about the per-share effect of previously issued but unvested equity and to exclude charges associated with Evercore’s line of credit, amortization of intangible assets acquired with Protego and Braveheart and the compensation charge resulting from equity awards that vested in conjunction with Evercore’s May 2007 follow-on-offering.

Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results prior and subsequent to the IPO. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I, as well as a description of how management believes the adjusted pro forma results provide useful information in evaluating Evercore’s ongoing operations.

Conference Call

Evercore will host a conference call to discuss its results for the six months and quarter ended June 30, 2007 on Tuesday, August 7, 2007, at 8:30 a.m. Eastern Daylight Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing 888-562-3356 (toll-free domestic) or 973-582-2700 (international); passcode: 9071540. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at 877-519-4471 (toll-free domestic) or 973-341-3080 (international); passcode: 9071540. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on the Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment company. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business manages private equity funds and traditional asset management services for sophisticated institutional investors. Evercore serves a diverse set of clients around the world from its offices in New York, Los Angeles, San Francisco, London, England, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

#             #            #

Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2006. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez or Chuck Dohrenwend
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

ANNEX I

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(UNAUDITED)

	For the Six Months Ended June 30, 2006	For the Six Months Ended June 30, 2007
	Predecessor	Successor
REVENUES
Advisory Revenue	$72,570	$140,792
Investment Management Revenue	16,246	12,317
Interest Income and Other Revenue	300	8,228

TOTAL REVENUES	89,116	161,337
Interest Expense	—	5,929

NET REVENUES	89,116	155,408

EXPENSES
Compensation and Benefits	16,852	198,799
Occupancy and Equipment Rental	1,828	5,628
Professional Fees	10,721	12,197
Travel and Related Expenses	3,493	4,269
Financing Costs	880	1,068
Communications and Information Services	1,225	—
Depreciation and Amortization	545	8,785
Other Operating Expenses	1,088	4,212

TOTAL EXPENSES	36,632	234,958

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	52,484	(79,550)
Provision for Income Taxes	1,884	5,578
Minority Interest	(1)	(45,175)

NET INCOME (LOSS)	$50,601	$(39,953)

Net Loss Available to Holders of Shares of Class A Common Stock:		$(39,953)
Weighted Average Shares of Class A Common Stock Outstanding:
Basic		8,019
Diluted		8,019
Net Loss Available to Holders of Shares of Class A Common Stock Per Share:
Basic		$(4.98)
Diluted		$(4.98)

EVERCORE PARTNERS INC.

CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(UNAUDITED)

	For the Three Months Ended June 30, 2006	For the Three Months Ended June 30, 2007
	Predecessor	Successor
REVENUES
Advisory Revenue	$40,173	$56,846
Investment Management Revenue	3,138	7,848
Interest Income and Other Revenue	179	4,799

TOTAL REVENUES	43,490	69,493
Interest Expense	—	3,581

NET REVENUES	43,490	65,912

EXPENSES
Compensation and Benefits	8,093	151,176
Occupancy and Equipment Rental	990	3,985
Professional Fees	5,053	5,269
Travel and Related Expenses	1,642	2,394
Financing Costs	631	—
Communications and Information Services	464	620
Depreciation and Amortization	283	4,104
Other Operating Expenses	770	2,010

TOTAL EXPENSES	17,926	169,558

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	25,564	(103,646)
Provision for Income Taxes	905	643
Minority Interest	6	(60,115)

NET INCOME (LOSS)	$24,653	$(44,174)

Net Loss Available to Holders of Shares of Class A Common Stock:		$(44,174)
Weighted Average Shares of Class A Common Stock Outstanding:
Basic		9,432
Diluted		9,432
Net Loss Available to Holders of Shares of Class A Common Stock Per Share:
Basic		$(4.68)
Diluted		$(4.68)

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income (Loss) per Common Stock

The adjusted pro forma results reflect the following adjustments as shown in the table below:

Exclusion of financing costs for the line of credit. The line of credit was used for additional working capital. The line of credit was repaid out of a portion of the proceeds of the IPO and terminated concurrently with the IPO. Management believes that after the IPO it will rely on other sources of funding to fund working capital and thus excluding financing costs associated with the line of credit facilitates a meaningful comparison of its non-compensation expenses prior and subsequent to the IPO.

Exclusion of amortization of intangible assets acquired with Protego and Braveheart. The Protego acquisition was undertaken in contemplation of the IPO and substantially all of these charges were recognized by December 31, 2006. The Braveheart acquisition occurred on December 19, 2006. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Exclusion of compensation charges associated with the vesting of contingently vesting LP and Stock Based Awards. Evercore issued partnership units and stock based awards which vest upon the occurrence of specified vesting events. In periods prior to the completion of the follow-on offering we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested partnership units or stock-based awards. The completion of our May 2007 follow-on offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization resulting in the vesting of certain partnership units and stock based awards. The vesting of these awards resulted in a non-cash compensation expense of $126.0 million that was recognized in the second quarter. Management believes that the expense is neither reflective of ongoing compensation expense nor meaningful when comparing prior periods. Therefore, exclusion of these charges enhances the understanding of the Company’s operating performance.

Tax effect of prior adjustments. Prior to the IPO, the Company was a collection of limited liability companies, partnership and sub-chapter S entities which are not subject to federal income taxes. As a result of the IPO, the operating business entities of the Company were restructured and a portion of the Company’s income is subject to U.S. federal income taxes. Thus the prior three adjustments also need to be tax effected.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested Evercore LP partnership units and stock based awards. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of the remaining unvested partnership units or stock based awards will be achieved or satisfied.

The unaudited condensed combined/consolidated adjusted pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Evercore that would have occurred had we operated as a public company during the periods presented. The unaudited condensed combined/consolidated adjusted pro forma financial information should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the internal reorganization been completed on the dates assumed. The unaudited condensed combined/consolidated adjusted pro forma financial information also does not project the results of operations or financial position for any future period or date.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

Six Months Ended June 30, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. Successor	Adjustments for One Time Expenses		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$140,792	—		$140,792
Investment Management Revenue	12,317	—		12,317
Interest Income and Other Revenue	8,228	—		8,228

Total Revenues	161,337	—		161,337
Interest Expense	5,929	—		5,929

Net Revenues	155,408	—		155,408
Compensation and Benefits	198,799	(125,908	)(p)	72,891
Professional Fees	12,197	—		12,197
Other Operating Expense	16,056	—		16,056
Amortization of Intangibles	7,906	(7,906	)(l)	—

Total Expenses	234,958	(133,814)		101,144

Income Before Minority Interest and Income Tax	(79,550)	133,814		54,264
Provision for Income Taxes	5,578	16,214	(m)	21,792

Income Before Minority Interest	(85,128)	117,600		32,472
Minority Interest	(45,175)	45,175	(n)	—

Net Income	$(39,953)	$72,425		$32,472

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	8,027	3,074	(o)	11,101
Currently Vested Partnership Units	—	15,342	(o)	15,342
Unvested Partnership Units	—	4,854	(o)	4,854
Treasury Stock	(8)	—	(o)	(8)
Unvested Restricted Stock Units	—	1,409	(o)	1,409
Unvested Restricted Stock	—	59	(o)	59

Total Shares	8,019	24,738		32,757

Net Income/(Loss) per Share:
Basic	$(4.98)			$0.99
Diluted	$(4.98)			$0.99

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

THREE MONTHS ENDED JUNE 30, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. Successor	Adjustments for One Time Expenses		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$56,846	—		$56,846
Investment Management Revenue	7,848	—		7,848
Interest Income and Other Revenue	4,799	—		4,799

Total Revenues	69,493	—		69,493
Interest Expense	3,581	—		3,581

Net Revenues	65,912	—		65,912
Compensation and Benefits	151,176	(125,908	)(p)	25,268
Professional Fees	5,269	—		5,269
Other Operating Expense	9,462	—		9,462
Amortization of Intangibles	3,651	(3,651	)(l)	—

Total Expenses	169,558	(129,559)		39,999

Income Before Minority Interest and Income Tax	(103,646)	129,559		25,913
Provision for Income Taxes	643	9,764	(m)	10,407

Income Before Minority Interest	(104,289)	119,795		15,506
Minority Interest	(60,115)	60,115	(n)	—

Net Income	$(44,174)	$59,680		$15,506

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	9,447	2,049	(o)	11,496
Currently Vested Partnership Units	—	15,342	(o)	15,342
Unvested Partnership Units	—	4,854	(o)	4,854
Treasury Stock	(15)	—	(o)	(15)
Unvested Restricted Stock Units	—	1,455	(o)	1,455
Unvested Restricted Stock	—	48	(o)	48

Total Shares	9,432	23,748		33,180

Net Income/(Loss) per Share:
Basic	$(4.68)			$0.47
Diluted	$(4.68)			$0.47

CONDENSED COMBINED/CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

SIX MONTHS ENDED JUNE 30, 2006

(dollars in thousands, except per share data)

(UNAUDITED)

	Predecessor	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Pro-Forma Adjustments for the IPO		Adjustments for One Time Expenses		Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$72,570	$—		$5,835		$—		$—		$78,405
Investment Management Revenue	16,246	(4,943	)(a)	1,361		—		—		12,664
Interest Income and Other Revenue	300	—		4,349		—		—		4,649

Total Revenues	89,116	(4,943)		11,545		—		—		95,718
Interest Expense	—	—		4,030		—				4,030

Net Revenues	89,116	(4,943)		7,515		—		—		91,688

Compensation and Benefits	16,852	—		4,270		23,490	(g)	—		44,612
Professional Fees	10,721	—		592		(2,404	)(h)	—		8,909
Other Operating Expense	9,059	(26	)(a)	2,216		—		(1,225	)(k)	10,024
Amortization of Intangibles	—	—		9,998	(d)	—		(9,998	)(l)	—

Total Expenses	36,632	(26)		17,076		21,086		(11,223)		63,545

Income Before Minority Interest and Income Tax	52,484	(4,917)		(9,561)		(21,086)		11,223		28,143
Provision for Income Taxes	1,884	(106	)(b)	439	(e)	646	(i)	9,604	(m)	12,467

Income Before Minority Interest	50,600	(4,811)		(10,000)		(21,732)		1,619		15,676
Minority Interest	(1)	1	(a)	(255	)(f)	11,232	(j)	(10,977	)(n)	—

Net Income	$50,601	$(4,812)		$(9,745)		$(32,964)		$12,596		$15,676

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding								—		6,726
Currently Vested Partnership Units								13,433	(o)	13,433
Unvested Partnership Units								9,708	(o)	9,708
Treasury Stock								—	(o)	—
Unvested Restricted Stock Units								2,089	(o)	2,089
Unvested Restricted Stock								—	(o)	—

Total Shares								25,230		31,956

Net Income per Share:
Basic										$0.49
Diluted										$0.49

CONDENSED COMBINED/CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

THREE MONTHS ENDED JUNE 30, 2006

(dollars in thousands, except per share data)

(UNAUDITED)

	Predecessor	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Pro-Forma Adjustments for the IPO		Adjustments for One Time Expenses		Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$40,173	$—		$3,546		$—		$—		$43,719
Investment Management Revenue	3,138	173	(a)	572		—		—		3,883
Interest Income and Other Revenue	179	—		3,125		—		—		3,304

Total Revenues	43,490	173		7,243		—		—		50,906
Interest Expense	—	—		2,969		—				2,969

Net Revenues	43,490	173		4,274		—		—		47,937

Compensation and Benefits	8,093	—		2,691		12,911	(g)	—		23,695
Professional Fees	5,053	—		—		(300	)(h)	—		4,753
Other Operating Expense	4,780	(11	)(a)	1,321		—		(631	)(k)	5,459
Amortization of Intangibles	—	—		4,999	(d)	—		(4,999	)(l)	—

Total Expenses	17,926	(11)		9,011		12,611		(5,630)		33,907

Income Before Minority Interest and Income Tax	25,564	184		(4,737)		(12,611)		5,630		14,030
Provision for Income Taxes	905	(35	)(b)	238	(e)	314	(i)	4,794	(m)	6,216

Income Before Minority Interest	24,659	219		(4,975)		(12,925)		836		7,814
Minority Interest	6	(6	)(a)	(137	)(f)	5,587	(j)	(5,450	)(n)	—

Net Income	$24,653	$225		$(4,838)		$(18,512)		$6,286		$7,814

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding								—		6,726
Currently Vested Partnership Units								13,433	(o)	13,433
Unvested Partnership Units								9,708	(o)	9,708
Unvested Restricted Stock Units								2,089	(o)	2,089

Total Shares								25,230		31,956

Net Income per Share:
Basic										$0.24
Diluted										$0.24

Notes to Unaudited Condensed Combined/Consolidated Adjusted Pro Forma Statements of Income (dollars in thousands, except per share data):

(a)	Adjustment reflects the elimination of the historical results of operations for the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, specifically, Evercore Founders LLC and Evercore Founders Cayman Limited, which were not contributed to Evercore LP. For the six months and three months ended June 30, 2006, this adjustment reflects $4,943 and ($173), respectively, of net gains associated with carried interest.

(b)	Adjustment reflects the tax impact on Evercore LP’s New York City Unincorporated Business Tax, or “UBT,” associated with adjustments for the formation transaction, including the New York City tax impact of converting the subchapter S corporations to limited liability companies. Since the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities, Evercore’s income was not subject to U.S. federal and state income taxes. Taxes related to income earned by limited liability companies and partnerships represent obligations of the individual Senior Managing Directors. Income taxes shown on Evercore Partners Inc.’s historical combined consolidated statements of income are attributable to the New York City UBT, attributable to Evercore’s operations apportioned to New York City.

(c)	To include the pre-acquisition results, the following balances reflect the historical financial results for Braveheart and Protego for the periods ended June 30, 2006.

	January 1, 2006 - June 30, 2006	January 1, 2006 - June 30, 2006	January 1, 2006 - June 30, 2006	January 1, 2006 - June 30, 2006	April 1, 2006 - June 30, 2006	April 1, 2006 - June 30, 2006	April 1, 2006 - June 30, 2006	April 1, 2006 - June 30, 2006

	Braveheart	Protego	Acquisition	Acquired Company	Braveheart	Protego	Acquisition	Acquired Company
	Historical	Historical	Adjustments*	Combination Adjustments	Historical	Historical	Adjustments*	Combination Adjustments
Advisory Revenue	—	$5,835	—	$5,835	—	$3,546	—	$3,546
Investment Management Revenue	—	1,361	—	1,361	—	572	—	572
Interest Income and Other Revenue	—	4,349	—	4,349	—	3,125	—	3,125

Gross Revenues	—	11,545	—	11,545	—	7,243	—	7,243
	—	—	—	—	—	—	—	—
Interest Expense	—	4,030	—	4,030	—	2,969	—	2,969
	—	—	—	—	—	—	—	—

Net Revenues	—	7,515	—	7,515	—	4,274	—	4,274

	—	—	—	—	—	—	—	—
Compensation and Benefits	$429	3,841	—	4,270	$429	2,262	—	2,691
Professional Fees	—	592	—	592	—	—	—	—
Other Operating Expense	674	1,542	—	2,216	559	762	—	1,321
Amortization of Intangibles	—	—	$9,998	9,998	—	—	$4,999	4,999

Total Expenses	1,103	5,975	9,998	17,076	988	3,024	4,999	9,011

	—	—	—	—	—	—	—	—
Income Before Minority Interest and Income Tax	(1,103)	1,540	(9,998)	(9,561)	(988)	1,250	(4,999)	(4,737)
Provision for Income Taxes	(331)	770	—	439	(296)	534	—	238

Income Before Minority Interest	(772)	770	(9,998)	(10,000)	(692)	716	(4,999)	(4,975)
Minority Interest	—	(416)	161	(255)	—	(224)	87	(137)

Net Income	$(772)	$1,186	$(10,159)	$(9,745)	$(692)	$940	$(5,086)	$(4,838)

*	See footnotes (d), (e) and (f) for discussion of adjustments.

(d)	Reflects the amortization of intangible assets acquired in conjunction with the purchase of Protego with an estimated useful life ranging from 0.5 years to five years and in conjunction with the purchase of Braveheart with an estimated useful life ranging from one to six years. The intangible assets with finite useful lives include the following asset types: client backlog and relationships, broker dealer license and, for Protego only, non-competition and non-solicitation agreements.

(e)	For tax purposes, no tax benefit will be realized related to the intangible assets acquired by Evercore LP in conjunction with the Protego acquisition. However, a tax benefit was realized by Evercore Partners Inc. upon consummation of the IPO and the acquisition of Braveheart. See Footnote (i) under “Notes to Unaudited Combined/Condensed Consolidated Adjusted Pro Forma Statements of Income.”

(f)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary that Evercore acquired as part of the Protego acquisition.

(g)	Historically the entities that form Evercore were limited liability companies, partnerships or sub-chapter S entities. Accordingly, payments for services rendered by Evercore’s Senior Managing Directors generally were accounted for as distributions of members’ capital rather than as compensation expense. Following the IPO, management has included all payments for services rendered by the Senior Managing Directors in compensation and benefits expense. In connection with the IPO, the Company targeted total employee compensation and benefits expense at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses). The Company retains the ability to exceed the target, change the target or how the target is calculated, and starting in 2007, the Company no longer excludes gains or losses on investments from revenues used to calculate its compensation and benefits expense target.

	Six Months Ended June 30, 2006	Three Months Ended June 30, 2006
Pre formation Net Revenues (1)	$91,688	$47,937
Less: Expense Reimbursements	(2,463)	(547)

	89,225	47,390
Pro Forma Compensation	44,612	23,695
Historical Compensation and Benefits	(21,122)	(10,784)

Compensation and Benefits Expense Adjustment	$23,490	$12,911

(1)	Pre formation Net Revenues have been adjusted for carried interest and realized and unrealized gain/loss on investments for the pre-IPO period as discussed in Note (a) above.

(h)	Reflects non-recurring expenses associated with IPO and related internal reorganization transactions.

(i)	As a limited liability company, partnership or sub-chapter S entity, Evercore was generally not subject to income taxes except in foreign and local jurisdictions. For these adjusted pro forma financial statements, a provision for corporate income taxes at the actual pre-IPO effective tax rate of approximately 44% for 2006, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. federal tax benefit, was used. There is no current foreign tax increase or benefits assumed with the Protego acquisition as it relates to the effective tax rate. However, Evercore Partners Inc. will realize deferred tax increases or benefits upon the Protego and Braveheart acquisitions as it relates to the tax amortization of goodwill over a 15 year straight-line basis and Braveheart intangibles. The holders of partnership units in Evercore LP, including Evercore Partners Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. In accordance with the partnership agreement pursuant to which Evercore LP is governed, management intend to cause Evercore LP to make pro rata cash distributions to Evercore’s Senior Managing Directors and Evercore Partners Inc. for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them.

(j)	Reflects an adjustment to record the 67.3% minority interest ownership of Evercore’s Senior Managing Directors in Evercore LP relating to their vested partnership units, reflecting 6,518,558 shares of Class A common stock assumed outstanding for the six and three months ended June 30, 2006. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis. Evercore Partners Inc.’s interest in Evercore LP is within the scope of EITF 04-5. Although Evercore Partners Inc. has a minority economic interest in Evercore LP, it will have a majority voting interest and control the management of Evercore LP. Additionally, although the limited partners have an economic majority of Evercore LP, they do not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, Evercore consolidates Evercore LP and records minority interest for the economic interest in Evercore LP held directly by the Senior Managing Directors.

(k)	Adjustment for financing costs used for additional working capital. The line of credit was repaid out of a portion of the proceeds received from the IPO.

(l)	Reflects expenses associated with amortization of intangible assets acquired in the Protego and Braveheart acquisitions.

(m)	An adjustment has been made to increase Evercore’s effective tax rate to approximately 40% for 2007 and 44% for 2006. For further discussion see footnote (i).

(n)	Reflects adjustment to eliminate minority interest as all common stock equivalents are assumed to be converted to Class A common stock.

(o)	Reflects on a weighted average basis the vesting of unvested but outstanding common stock equivalents, which are assumed to vest and convert to Class A common stock for the purposes of these adjusted pro forma results. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units and restricted stock units issued in conjunction with the IPO are excluded from the calculation.

(p)	Adjustment for reduction of compensation associated with one time vesting of stock based awards related to the follow-on offering.